Exhibit 10.5
AMENDMENT AND EXCHANGE AGREEMENT
          AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of September 12, 2008, by and among Stinger Systems, Inc., a Nevada corporation, with headquarters located at 2701 N. Rocky Point Drive, Suite 1130, Tampa, Florida 33607 (the “Company”), and Castlerigg Master Investments Ltd. (the “Investor”).
          WHEREAS:
          A. The Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of August 2, 2007 (the “2007 Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company (i) senior secured convertible notes (the “2007 Notes”), which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the 2007 Notes as converted, the “2007 Conversion Shares”), in accordance with the terms thereof and (ii) warrants (the “2007 Warrants”), which are exercisable into shares of Common Stock (the “2007 Warrant Shares”).
          B. Contemporaneously with the consummation of the transactions contemplated by the 2007 Securities Purchase Agreement, the Company entered into a Security Agreement, dated as of August 3, 2007, by the Company in favor of Castlerigg Master Investments Ltd., a British Virgin Islands company, in its capacity as collateral agent (the “Collateral Agent”) for the Buyers (as defined in the 2007 Securities Purchase Agreement), (the “Security Agreement”).
          C. In connection with the execution and delivery of the 2007 Securities Purchase Agreement, the Company entered into that certain Registration Rights Agreement, dated August 2, 2007 (the “2007 Registration Rights Agreement”), by and between the Company and the Investor, pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the 2007 Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.
          D. The Company and the Investor are also parties to that certain Securities Purchase Agreement, dated as of February 29, 2008 (the “2008 Securities Purchase Agreement”), pursuant to which, among other things, (A) the Investor purchased from the Company (i) senior secured convertible notes (the “2008 Notes”), which are convertible into shares of the Company’s Common Stock (the 2008 Notes as converted, the “2008 Conversion Shares”), in accordance with the terms thereof, (ii) warrants (the “2008 Warrants”), which are exercisable into shares of Common Stock (the “2008 Warrant Shares”); and (iii) shares (the “Common Shares”) of the Company’s Common Stock, (B) the Investor and the Company amended and restated the 2007 Notes (as amended and restated, the “Amended and Restated Notes”, and together with the 2008 Notes, the “Existing Notes”) (as converted, collectively, the “Amended and Restated Conversion Shares”, and together with the 2008 Conversion Shares, the “Conversion Shares”) and (C) the Investor and the Company agreed to terminate the registration obligations under Section 2 of the 2007 Registration Rights Agreement.

          E. Contemporaneously with the consummation of the transactions contemplated by the 2008 Securities Purchase Agreement, the Company amended and restated the Security Agreement, (as amended and restated, the “Amended and Restated Security Agreement”).
          F. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Company and the Investor shall (i) amend and restate all of such Investor’s Amended and Restated Notes for senior secured convertible notes in the form attached hereto as Exhibit A-1 in the principal amount of $2,741,200 (the “Exchanged Amended and Restated Notes”) (as converted, collectively, the “Exchanged Amended and Restated Conversion Shares”), (ii) amend and restate all of such Investor’s 2008 Notes for senior secured convertible notes in the form attached hereto as Exhibit A-2 in the principal amount of $2,150,000 (the “Exchanged 2008 Notes,” together with the Exchanged Amended and Restated Notes, the “Exchanged Notes”) (as converted, collectively, the “Exchanged 2008 Conversion Shares”, and together with the Exchanged Amended and Restated Conversion Shares, the “Exchanged Conversion Shares”) and (iii) amend and restate all of such Investor’s 2008 Warrants for warrants in the form attached hereto as Exhibit B (the “Exchanged Warrants”), which shall be exercisable into 16,481,886 shares of Common Stock (the “Exchanged Warrant Shares”).
          G. The Company and the Investor desire (i) to exchange the Amended and Restated Note for the Exchanged Amended and Restated Note and (ii) to exchange the 2008 Note for the Exchanged 2008 Note, in order to capitalize some interest payments which the Company failed to make and to adjust the conversion price of each of the Existing Notes following that certain financing of the Company with Debt Opportunity Fund, LLLP.
          H. The Exchanged Amended and Restated Notes bear interest, which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock (the “Interest Shares”).
          I. The exchange of the Existing Notes and 2008 Warrants of the Investor for the Exchanged Notes and the Exchanged Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.
          J. The Exchanged Notes, the Exchanged Conversion Shares, the Interest Shares, the Exchanged Warrants and the Exchanged Warrant Shares collectively are referred to herein as the “Securities”.
          K. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the 2008 Securities Purchase Agreement, as amended hereby.
          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

          1. EXCHANGE OF EXISTING NOTES AND 2008 WARRANTS; WAIVER.
               (a) Exchange. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, on the Closing Date (as defined below), the Investor shall surrender to the Company the Existing Notes and the 2008 Warrants and the Company shall issue and deliver to the Investor the Exchanged Notes and the Exchanged Warrants (the “Closing”).
               (b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such earlier or later date as is mutually agreed to by the Company and the Investor). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.
               (c) Delivery. On the Closing Date, the Company shall deliver to the Investor (A) the Exchanged Notes and (B) the Exchanged Warrants. All of the foregoing securities shall be delivered in each case duly executed on behalf of the Company and registered in the name of the Investor or its designee (so long as any such designee is an “accredited investor” as that term is defined in Rule 501(d) of Regulation D as promulgated by the SEC under the 1933 Act (“Regulation D”)).
               (d) Purchase Price. The Exchanged Notes and the Exchanged Warrants shall be issued to the Investor in exchange for the Existing Notes and the 2008 Warrants and without the payment of any additional consideration.
               (e) Waiver. The Investor agreed to waive certain provisions of the 2007 Securities Purchase Agreement and the 2008 Securities Purchase Agreement as set forth in that certain Waiver and Amendment dated as of the date hereof by and between the Company and the Investor in the form attached hereto as Exhibit C (the “Waiver and Amendment”).
          2. AMENDMENTS TO TRANSACTION DOCUMENTS.
               (a) Ratifications. Except as otherwise expressly provided herein, the 2008 Securities Purchase Agreement and each other Transaction Document, including without limitation, the Amended and Restated Security Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the 2008 Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the 2008 Securities Purchase Agreement as amended by this Agreement, (ii) all references in the other Transaction Documents, including without limitation, the Amended and Restated Security Agreement, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the 2008 Securities Purchase Agreement as amended by this Agreement, (iii) the Company hereby confirms and agrees that to the extent that any of the Amended and Restated Security Agreement or other Transaction Documents purports to assign or pledge to the Investor, or to grant to the Investor a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Existing Notes and any other Transaction Document, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, and shall apply with respect to the obligations under the Exchanged Notes and (v) the Company hereby ratifies and confirms its obligations under each of the Amended and Restated Security Agreement to which it is a party.
               (b) Each of the Transaction Documents are hereby amended as follows:
               (i) The defined term “Notes” is hereby amended to include the “Exchanged Notes (as defined in that certain Amendment and Exchange Agreement, by any between the Company and the Buyer, dated as of September 12, 2008 (the “Amendment Agreement”)”.
               (ii) The defined term “Conversion Shares” is hereby amended to include the “Exchanged Conversion Shares (as defined in the Amendment Agreement)”.
               (iii) The defined term “Warrants” is hereby amended to include the “Exchanged Warrants (as defined in the Amendment Agreement) ”.
               (iv) The defined term “Warrant Shares” is hereby amended to include the “Exchanged Warrant Shares (as defined in the Amendment Agreement)”.
               (v) The defined term “Transaction Documents” is hereby amended to include the “Capitalization Letter Agreement dated as of September 12, 2008 from the Company and approved and accepted by the Investor.
               (vi) All references to “Securities Purchase Agreement” shall mean, and are hereby replaced by “Securities Purchase Agreement, as amended by the Amendment Agreement”.
          3. REPRESENTATIONS AND WARRANTIES.
               (a) Investor Bring Down. The Investor hereby represents and warrants to the Company with respect to itself only as set forth in Section 2 of the 2008 Securities Purchase Agreement as to this Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement. Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby.
               (b) Company Bring Down. Except as set forth on Schedule 3(b) attached hereto, the Company represents and warrants to the Investor as set forth in Section 3 of the 2008 Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement. Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, references therein to “Closing Date” being deemed references to the Closing Date as defined in Section 1(b) above, and references to “the date hereof” being deemed references to the date of this Agreement.
               (c) No Event of Default. The Company represents and warrants to the Investor that after giving effect to the terms of this Agreement, no default or Event of Default (as defined in the Exchanged Notes) shall have occurred and be continuing as of the date hereof.
               (d) Shell Company Status. The Company has never, prior to the date hereof, been an issuer subject to Rule 144(i) under the 1933 Act.
               (e) 2007 Warrants. The Company represents and warrants to the Investor that the exercise price of the 2007 Warrants, by virtue of certain antidilution adjustments pursuant to the 2007 Warrants, is reduced to $0.29 per share and the number of shares of Common Stock issuable upon exercise of the 2007 Warrants is increased to 12,931,034 shares.
          4. CERTAIN COVENANTS AND AGREEMENTS.
               (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.
               (b) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of the Exchanged Amended and Restated Notes, the form of the Exchanged 2008 Notes and the form of the Exchanged Warrants as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor. If the Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within two (2) Trading Days (as defined in the Exchanged Notes) of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor, and except as contemplated by the prior subsection (i) or as required by applicable law or regulation, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise.
               (c) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the Exchanged Amended and Restated Notes (including the corresponding Exchanged Amended and Restated Conversion Shares) may be tacked onto the holding period of the Amended and Restated Notes, (ii) the Exchanged 2008 Notes (including the corresponding Exchanged 2008 Conversion Shares) may be tacked onto the holding period of the 2008 Notes and (ii) the Exchanged Warrants (including the corresponding Exchanged Warrant Shares) may be tacked onto the holding period of the 2008 Warrants (in the case of Cashless Exercise (as defined in the Exchanged Warrants)), and the Company agrees not to take a position contrary to this Section 4(c). The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue to the Exchanged Conversion Shares and the Exchanged Warrant Shares without restriction and not containing any restrictive legend without the need for any action by the Investor.
               (d) Non-Affiliate Status. As of the date hereof and as of the date immediately following the consummation of the transactions contemplated hereby, the Company acknowledges and agrees that the Investor is not an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144). So long as the Investor does not hold more than 10% of the shares of Common Stock of the Company or have a representation in the management or the board of directors of the Company, the Company shall not take a position contrary to this Section 4(d) and shall not require a legal opinion in connection with any sale or legend removal under Rule 144.
               (e) Fees and Expenses. The Company shall reimburse the Investor for its legal and due diligence fees and expenses and its legal and due diligence fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby by paying any such amount to Schulte Roth & Zabel LLP (the “Investor Counsel Expense”) by wire transfer of U.S. dollars and immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company on or prior to the Closing Date. The Investor Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Notes and the Warrants.
          5. CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.
               The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:
               (a) The Investor shall have executed this Agreement and delivered the same to the Company.
               (b) The Investor shall have delivered to the Company the Investor’s Existing Notes and 2008 Warrants for cancellation.
               (c) The Investor shall have delivered to the Company the Waiver and Amendment.
               (d) The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.
          6. CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.
               The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:
               (a) The Company shall have duly executed and delivered this Agreement to the Investor.
               (b) The Company shall have duly executed and delivered to the Investor the Exchanged Notes and the Exchanged Warrants.
               (c) The Investor shall have received the opinion of DLA Piper LLP(US), the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.
               (d) The Company shall have delivered to the Investor a certificate (or a fax or PDF copy of such certificate) evidencing the formation and good standing of the

Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.
               (e) The Company shall have delivered to the Investor a certificate (or a fax or pdf copy of such certificate) evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to be so qualified, as of a date within ten (10) days of the Closing Date.
               (f) The Company shall have delivered to the Investor a certified copy of the Articles of Incorporation as certified by the Secretary of State (or comparable office) of the State of Nevada (or a fax or pdf copy of such certificate) within ten (10) days of the Closing Date.
               (g) The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions approving the transactions contemplated hereby as adopted by the Board in a form reasonably acceptable to the Investor, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect as of the Closing, in the form attached hereto as Exhibit E.
               (h) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date and after giving effect to the terms of this Agreement, no default or Event of Default shall have occurred and be continuing as of the Closing Date. The Investor shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form attached hereto as Exhibit F.
               (i) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.
               (j) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.
               (k) The Company shall have paid to Schulte Roth & Zabel LLP the Investor Counsel Expense in accordance with Section 4(e) above.

               (l) The Exchanged Notes and Transaction Documents shall be secured pursuant to the terms of the Amended and Restated Security Agreement in the same manner and to the same extent as the Existing Notes.
               (m) The Company shall have delivered to the Investor the fully executed Intercreditor Agreement in the form attached hereto as Exhibit G.
               (n) The Company shall have delivered to the Investor that certain Capitalization Letter Agreement dated as of September 12, 2008 from the Company and approved and accepted by the Investor.
               (o) The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.
          7. TERMINATION.
               In the event that the Closing does not occur by the fifth Business Day after the date hereof, due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 7, the Company shall remain obligated to reimburse the Investor for the expenses described in Section 4(e) above. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.
          8. MISCELLANEOUS.
               (a) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
               (b) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
               (c) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
               (d) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
               (e) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
               (f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
               (g) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
               (h) Entire Agreement; Effect on Prior Agreements; Amendments. Except for the Transaction Documents (to the extent any such Transaction Document in effect prior to this Agreement is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any of the Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
               (i) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Stinger Systems, Inc.
2701 N. Rocky Point Drive
Suite 1130
Tampa, Florida 33607
Telephone:      (410) 281-1061
Facsimile:       (813) 288-9148
Attention:       Chief Financial Officer
With a copy to:
DLA Piper US LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
Telephone:       (410) 580-4170
Facsimile:       (410) 580-3170
Attention:       Jason Harmon, Esq.
If to the Transfer Agent:
Colonial Stock Transfer
66 Exchange Place
Salt Lake City, UT 84111

Telephone: (801) 355-5740
Facsimile: (801) 355-6505
If to the Investor, to its address and facsimile number set forth on the Schedule of Buyers attached to the 2008 Securities Purchase Agreement, with a copy (for informational purposes only) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:       (212) 756-2000
Facsimile:       (212) 593-5955
Attention:       Eleazer N. Klein, Esq.
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
               (j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the 2008 Securities Purchase Agreement.
               (k) Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Closing.
               (l) Remedies. The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
               (m) Indemnification.

               (i) In consideration of the Investor’s execution and delivery of the Transaction Documents, acquiring the Securities thereunder and entering into this Agreement and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by the Investor pursuant to Section 4(c), or (iv) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
               (ii) Promptly after receipt by an Indemnitee under this Section 8(m) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 8(m), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the Exchanged Notes. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 8(m), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.
               (iii) The indemnification required by this Section 8(m) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.
               (iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.
[Signature Page Follows]

          IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: STINGER SYSTEMS, INC.
By:	/s/ Robert F. Gruder
	Name:	Robert F. Gruder
	Title:	President

     IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR: CASTLERIGG MASTER INVESTMENTS LTD.
By:	Sandell Asset Management Corp.

By:	/s/ Timothy O’Brien
	Name:	Timothy O’Brien
	Title:	Chief Financial Officer